EXHIBIT 10

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital from the filing of the Schedule 13D/A on 5/9/25 to 5/29/25, the date of the event which required filing of this Schedule 13D/A.  All transactions were effectuated in the open market through a broker.

Trade Date	Buy/Sell	Shares	Price
5/8/2025	Sell	72,669	14.79
5/9/2025	Sell	61,849	14.83
5/12/2025	Sell	151,698	15.16
5/13/2025	Sell	175,794	15.25
5/14/2025	Sell	111,025	15.27
5/15/2025	Sell	55,335	14.91
5/16/2025	Sell	129,204	14.83
5/19/2025	Sell	105,362	14.77
5/20/2025	Sell	40,990	14.77
5/21/2025	Sell	15,862	14.74
5/22/2025	Sell	2,944	14.62
5/27/2025	Sell	647	14.78
5/28/2025	Sell	18,480	14.79
5/29/2025	Sell	107,227	14.83